Exhibit 3.18

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES BY ITS ACCEPTANCE HEREOF, THAT SUCH HOLDER WILL NOT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING [*], 2025, WHICH IS THE COMMENCEMENT OF SALES OF SHARES OF UNITS IN THE OFFERING: (A) SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT TO ANYONE OTHER THAN OFFICERS OR PARTNERS OF DIGITAL OFFERING LLC, OR AN UNDERWRITER, PLACEMENT AGENT, OR A SELECTED DEALER PARTICIPATING IN THE OFFERING FOR WHICH THIS PURCHASE WARRANT WAS ISSUED TO THE PLACEMENT AGENT AS CONSIDERATION (THE “OFFERING”), OR (II) A BONA FIDE OFFICER, PARTNER OR REGISTERED REPRESENTATIVE OF ANY SUCH UNDERWRITER, PLACEMENT AGENT OR SELECTED DEALER, EACH OF WHOM SHALL HAVE AGREED TO THE RESTRICTIONS CONTAINED HEREIN, IN ACCORDANCE WITH FINRA CONDUCT RULE 5110(E)(1), OR (B) CAUSE THIS PURCHASE WARRANT OR THE SECURITIES ISSUABLE HEREUNDER TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS PURCHASE WARRANT OR THE SECURITIES HEREUNDER, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(E)(2).

NEITHER THIS PURCHASE WARRANT NOR ANY OF THE WARRANTS ISSUABLE UPON EXERCISE OF THIS PURHASE WARRANT IS EXERCISABLE PRIOR TO [*], 2025 (THE DATE OF ISSUANCE), AND ALL SUCH WARRANTS WILL BE VOID AFTER 5:00 P.M., EASTERN TIME, [*], 2030 (THE DATE THAT IS FIVE YEARS FROM COMMENCEMENT OF SALES OF UNITS IN THE OFFERING), IN ACCORDANCE WITH FINRA RULE 5110(G)(8)(A).

Issue Date: [*], 2025

PURCHASE WARRANT

For the Purchase of [*] units, each unit consisting of one (1) share of Series D Convertible Preferred Stock, par value $0.001 per share, and ONE (1) warrant to purchase one (1) share of common stock, $0.001 par value per share (the “Common Stock”)

of

HeartSciences Inc.

1. Purchase Warrant. THIS CERTIFIES THAT, in consideration of funds duly paid by or on behalf of Digital Offering LLC (the “Holder” or “Digital Offering”), as registered owner of this Purchase Warrant, to HeartSciences Inc., a Texas corporation (the “Company”), Holder is entitled, at any time or from time to time beginning [*], 2025 (the “Effective Date”), and at or before 5:00 p.m., Eastern time, [*], 2030  (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [*] units (the “Units”), each unit consisting of one (1) share of Series D Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and one (1) warrant (each a “Unit Warrant,” and collectively the “Unit Warrants”) to purchase one (1) share of common stock, $0.001 par value per share (the “Common Stock”), of the Company at an exercise price of $5.00 per share, subject to adjustment as provided in Section 6 hereof. In accordance with FINRA Rule 5110(G)(8)(A), the Units must be exercised at or before 5:00 p.m., Eastern Time, on the Expiration Date. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $4.375 per Unit; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Unit and the number of Units to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Units being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire. Each exercise hereof shall be irrevocable.

2.2 Cashless Exercise. If at the time of exercise of this Purchase Warrant there is no qualified offering statement (or effective registration statement) relating to the Units, the offering circular (or prospectus, as applicable) contained therein is not available for the issuance of the securities underlying the Units or the Company is not current in its public company reporting obligations, Holder may elect to receive the number of Shares of Preferred Stock (along with the accompanying Unit Warrants) equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in which event the Company will issue to Holder Shares of Preferred Stock and Unit Warrants in accordance with the following formula:

X	=	Y(A-B)
A

Where,
	X	=	The number of shares of Preferred Stock (plus one Unit Warrant per share) to be issued to Holder;
	Y	=	The number of shares of Preferred Stock (plus Unit Warrants) for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one share of Preferred Stock on an as converted to Common Stock basis; and
	B	=	The Exercise Price.

For purposes of this Section 2.2, the fair market value means, for any date, the price determined by the first of the following clauses that applies: (a) if the shares of Common Stock are then listed or quoted on a national securities exchange, the OTCQB or the OTCQX, the value shall be deemed to be (i) the closing price of the Common Stock on the trading day immediately preceding the date of the applicable exercise notice if such exercise notice is (1) both executed and delivered pursuant to Section 2.1 hereof on a day that is not a trading day or (2) both executed and delivered pursuant to Section 2.1 hereof on a trading day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such trading day, or (ii) the closing price of the Common Stock on the date of the applicable exercise notice if the date of such exercise notice is a trading day and such exercise notice is both executed and delivered pursuant to Section 2.1 hereof during or after the close of “regular trading hours” on such trading day, (b) if the shares of Common Stock are not then listed or quoted for trading on a national securities exchange, the OTCQB or OTCQX and if prices for the shares of Common Stock are then reported on the “Pink Tier” of OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices) (the “OTC Markets Group”), the value shall be deemed to be the highest intra-day or closing price on any trading day on the Pink Tier on which the shares of Common Stock are then quoted as reported by OTC Markets Group (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) during the five trading days preceding the exercise, or (c) in all other cases, the fair market value of a share of shares of Common Stock as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

2.3 Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration or offering statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law which, in the opinion of counsel to the Company, is available.”

2.4 Resale of Units. Holder and the Company acknowledge that as of the date hereof the Staff of the Division of Corporation Finance of the SEC has published Compliance & Disclosure Interpretation 528.04 in the Securities Act Rules section thereof, stating that the holder of securities issued in connection with a public offering may not rely upon Rule 144 promulgated under the Act to establish an exemption from registration requirements under Section 4(a)(1) under the Act, but may nonetheless apply Rule 144 constructively for the resale of such shares in the following manner: (a) provided that six months has elapsed since the last sale under the registration or offering statement, an underwriter or finder may resell the securities in accordance with the provisions of Rule 144(c), (e), and (f), except for the notice requirement; (b) a purchaser of the shares from an underwriter receives restricted securities unless the sale is made with an appropriate, current prospectus, or unless the sale is made pursuant to the conditions contained in (a) above; (c) a purchaser of the shares from an underwriter who receives restricted securities may include the underwriter’s holding period, provided that the underwriter or finder is not an affiliate of the issuer; and (d) if an underwriter transfers the shares to its employees, the employees may tack the firm’s holding period for purposes of Rule 144(d), but they must aggregate sales of the distributed shares with those of other employees, as well as those of the underwriter or finder, for a six-month period from the date of the transfer to the employees. Holder and the Company also acknowledge that the Staff of the Division of Corporation Finance of the SEC has advised in various no-action letters that the holding period associated with securities issued without registration to a service provider commences upon the completion of the services, which the Company agrees and acknowledges shall be the final closing of the Offering, and that Rule 144(d)(3)(ii) provides that securities acquired from the issuer solely in exchange for other securities of the same issuer shall be deemed to have been acquired at the same time as the securities surrendered for conversion (which the Company agrees is the date of the initial issuance of this Purchase Warrant). In the event that following a reasonably-timed written request by Holder to transfer the Units in accordance with Compliance & Disclosure Interpretation 528.04 counsel for the Company in good faith concludes that Compliance & Disclosure Interpretation 528.04 no longer may be relied upon as a result of changes in applicable laws, regulations, or interpretations of the SEC Division of Corporation Finance, or as a result of judicial interpretations not known by the Company or its counsel on the date hereof, then the Company shall promptly, and in any event within five (5) business days following the request, provide written notice to Holder of such determination. As a condition to giving such notice, the parties shall negotiate in good faith a single demand registration right pursuant to an agreement in customary form reasonably acceptable to the parties; provided that notwithstanding anything to the contrary, the obligations of the Company pursuant to this Section 2 shall terminate on the fifth anniversary of the Effective Date. In the absence of such conclusion by counsel for the Company, the Company shall, upon such a request of Holder given no earlier than six months after the final closing of the Offering, instruct its transfer agent to permit the transfer of such shares in accordance with Compliance & Disclosure Interpretation 528.04, provided that Holder has provided such documentation as shall be reasonably be requested by the Company to establish compliance with the conditions of Compliance & Disclosure Interpretation 528.04. Notwithstanding anything to the contrary, pursuant to FINRA Rule 5110(g)(8)(B)-(D), Holder shall not be entitled to more than one demand registration right hereunder and the duration of the registration rights hereunder shall not exceed five years from the Effective Date.

3. Transfer.

3.1 General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not: (a) for a period of one hundred eighty (180) days following the Effective Date sell, transfer, assign, pledge or hypothecate this Purchase Warrant, or any of the securities comprising or underlying this Purchase Warrant, to anyone other than: (i) Digital Offering or an underwriter, placement agent, or a selected dealer participating in the Offering, or (ii) a bona fide officer, partner or registered representative of Digital Offering or of any such underwriter, placement agent or selected dealer, in each case in accordance with FINRA Corporate Financing Rule 5110(e)(1), or (b) cause this Purchase Warrant or any of the securities comprising or underlying this Purchase Warrant to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(e)(2). After 180 days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) if required by applicable law, the Company has received the opinion of counsel for the Company that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, or (ii) a offering statement or a post-qualification amendment to the offering Statement relating to the offer and sale of such securities has been filed by the Company and declared qualified by the U.S. Securities and Exchange Commission (the ”Commission”) and compliance with applicable state securities law has been established.

4. Piggyback Offering Rights.

4.1 Grant of Right. In the event that there is not a qualified offering statement covering the Purchase Warrant or the underlying Preferred Stock or Common Stock, whenever the Company proposes to register or qualify any of its shares of Common Stock under the Act after the date hereof (other than (i) a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Act is applicable, or (ii) a registration or offering statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Units issuable upon exercise of this Purchase Warrant for sale to the public, or (iii) Offering Statement (No. 024-12572), whether for its own account or for the account of one or more shareholders of the Company (a “Piggyback Offering”), the Company shall give prompt written notice (in any event no later than ten (10) Business Days prior to the filing of such registration or offering statement ) to Holder of the Company’s intention to effect such a registration or qualification and, subject to the remaining provisions of this Section 4.1, shall include in such registration or qualification such number of shares of Preferred Stock or Common Stock, as the case may be, underlying this Purchase Warrant (the “Registrable Securities”) that Holder and any other holder of this duly transferred Purchase Warrant pursuant to Section 3 or other holders of interests in or represented by this Purchase Warrant as otherwise permitted by this Purchase Warrant (collectively, the “Holders”) have (within ten (10) Business Days of the respective Holder’s receipt of such notice) requested in writing (including such number) to be included within such registration or qualification. If a Piggyback Offering is an underwritten offering and the managing underwriter advises the Company that it has determined in good faith that marketing factors require a limit on the number of shares of Common Stock to be included in such registration, including all Units issuable upon exercise of this Purchase Warrant (if Holder has elected to include such shares in such Piggyback Offering) and all other shares of Common Stock proposed to be included in such underwritten offering, the Company shall include in such registration or qualification (i) first, the number of shares of Common Stock that the Company proposes to issue and sell pursuant to such underwritten offering and (ii) second, the number of shares of Common Stock, if any, requested to be included therein by selling shareholders (including Holder) allocated pro rata among all such persons on the basis of the number of shares of Common Stock then owned by each such person. If any Piggyback Offering is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering. Notwithstanding anything to the contrary, the obligations of the Company pursuant to this Section 4.1 shall terminate on the earlier of (i) the fifth anniversary of the Effective Date and (ii) the date that Rule 144 would allow Holder to sell its Registrable Securities (assuming a cashless exercise of this Purchase Warrant) during any ninety (90) day period, and shall not be applicable so long as the Company’s Offering Statement on Form 1-A covering the Registrable Securities remains qualified at such time. The duration of the Piggyback Offering right shall not exceed seven years from the commencement of sales of the public offering.

4.2 Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration or offering statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable actual out-of-pocket attorneys’ fees and other actual out-of-pocket expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration or offering statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify Digital Offering contained in the Selling Agent Agreement between Digital Offering and the Company, dated as of __________ __, 2025. Holder(s) of the Registrable Securities to be sold pursuant to such registration or offering statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration or offering statement to the same extent and with the same effect as the provisions contained in the Lead Selling Agent Agreement pursuant to which Digital Offering has agreed to indemnify the Company.

4.3 Exercise of Purchase Warrants. Nothing contained in this Purchase Warrant shall be construed as requiring Holder(s) to exercise their Purchase Warrants prior to or after the initial filing of any registration or offering statement or the effectiveness or qualification thereof.

4.4 Documents Delivered to Holders. The Company shall deliver promptly to Digital Offering, if it is participating in the offering, upon its reasonable request, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration or offering statement and permit Digital Offering to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration or offering statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times, during normal business hours, as Digital Offering shall reasonably request.

4.5 Underwriting Agreement. The Holders shall be parties to any Underwriting Agreement relating to a Piggyback Offering, but shall not be entitled to any special or deal specific terms related to such underwriters. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their Units and the amount and nature of their ownership thereof and their intended methods of distribution.

4.6 Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

4.7 Damages. Should the Company fail to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

5. New Purchase Warrants to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Units purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, determined in the sole discretion of the Company, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Units underlying the Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Share Dividends; Splits. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Units is increased by a dividend payable in Units or by a split up or down of Units, Preferred Stock, Common Stock or other similar event, then, on the effective day thereof, the number of Units purchasable hereunder shall be increased or decreased in proportion to such increase or decrease in outstanding Units, and the Exercise Price shall be proportionately decreased or increased.

6.1.2 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Units other than a change covered by Section 6.1.1 hereof or that solely affects the par value of such Units, or in the case of any share reconstruction or amalgamation or consolidation or merger of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Units), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Units of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Units covered by Section 6.1.1, then such adjustment shall be made pursuant to Sections 6.1.1 and this Section 6.1.2. The provisions of this Section 6.1.2 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.3 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Units as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Issue Date or the computation thereof.

6.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation or merger of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation or merger which does not result in any reclassification or change of the outstanding Units), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Units of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation or merger, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations or mergers.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Units upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Units or other securities, properties or rights.

7. Reservation. The Company covenants and agrees that, upon exercise of the Purchase Warrants and payment of the Exercise Price therefor, in accordance with the terms hereby, all Units and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock available for issuance upon the exercise of this Purchase Warrant, the Company shall take all commercially reasonable actions necessary to increase the number of authorized shares of Common Stock so that the Purchase Warrant can be exercised in full.

8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall deliver to each Holder a copy of each notice relating to such events given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Units for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Units any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor.

8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same.

8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of the Purchase Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

If to Holder:

Digital Offering, LLC

1461 Glenneyre Street, Suite D

Laguna Beach, CA 92651

Attn.: Gordon McBean

Email: gmcbean@digitaloffering.com

with a copy (which shall not constitute notice) to:

Bevilacqua PLLC

1050 Connecticut Avenue NW, Suite 500

Washington, DC 20036

Attention: Louis Bevilacqua, Esq.

Fax No: (202) 869-0889

If to the Company:

HeartSciences Inc.

550 Reserve Street, Suite 360

Southlake Texas 76092

Attn.: Chief Executive Officer

Email:

with a copy (which shall not constitute notice) to:

Foley Shechter Ablovatskiy,

641 Lexington Avenue, 14th Floor

New York, NY 10022

Attn: Jonathan Shechter

Fax No.: (917) 688-4092

Email:js@foleyshechter.com

9. Miscellaneous.

9.1 Amendments. The Company and Digital Offering may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Digital Offering may deem necessary or desirable and that the Company and Digital Offering deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by (i) the Company and (ii) the Holder(s) of Purchase Warrants then-exercisable for at least a majority of the Units then-exercisable pursuant to all then-outstanding Purchase Warrants.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3. Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the courts located in the County of Tarrant, Texas, or in the United States District Court for the Fort Worth Division, Northern District, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7 Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and Digital Offering enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the ____ day of _______, 202_.

HeartSciences Inc.

By:
Name:	Andrew Simpson
Title:	Chief Executive Officer

[Form to be used to exercise Purchase Warrant]

Date: __________, 20_____

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ units (the “Units”) at an exercise price per Unit of $4.375, each Unit consisting of one (1) share of Series D Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and one (1) warrant (each a “Unit Warrant,” and collectively the “Unit Warrants”) to purchase one (1) share of common stock, $0.001 par value per share (the “Common Stock”), of the Company at an exercise price of $5.00 per share, of HeartSciences Inc., a Texas corporation (the “Company”), and hereby makes payment of $____ in payment of the Exercise Price pursuant thereto. Please issue the Units as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Units for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ Units of the Company under the Purchase Warrant for ______ Units, as determined in accordance with the following formula:

X	=	Y(A-B)
A

Where,
	X	=	The number of shares of Preferred Stock (plus one Unit Warrant per share) to be issued to Holder;
	Y	=	The number of shares of Preferred Stock (plus Unit Warrants) for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one share of Preferred Stock on an as converted to Common Stock basis; and
	B	=	The Exercise Price.

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Units as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Units for which this Purchase Warrant has not been converted.

Signature _____________________________________________

Signature Guaranteed ____________________________________

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

[Form to be used to assign Purchase Warrant]

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED, __________________ does hereby sell, assign and transfer unto the right to purchase units (the “Units”) of HeartSciences Inc., a Texas corporation (the “Company”), at an exercise price per Unit of $4.375, each Unit consisting of one (1) share of Series D Convertible Preferred Stock, par value $0.001 per share, of the Company and one (1) warrant to purchase one (1) share of common stock, $0.001 par value per share, of the Company at an exercise price of $5.00 per share, evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: __________, 20____

Signature ____________________________________________

Signature Guaranteed ___________________________________

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.